Exhibit 24b

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned being a director or officer, or both, of SEARS, ROEBUCK AND CO., a New York corporation (the "Company"), does hereby constitute and appoint ARTHUR C. MARTINEZ, ALAN J. LACY, MICHAEL D. LEVIN, JAMES A. BLANDA and ALICE M. PETERSON, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), the Trust Indenture Act of 1939, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with there registration under said Securities Act of issues of debt securities, guarantees, certificates of interest in trusts, common or preferred shares of the Company (including without limitation common or preferred shares of the Company into which any of such securities are convertible), interests in such preferred shares, other securities, or warrants or rights to purchase or receive any of the foregoing, to be issued or sold by the Company (or by subsidiaries of the Company where the Company signs, as co-registrant, registration statements filed by such subsidiaries under said Securities Act), where applicable under the provisions of appropriate indentures, and the qualification of said indentures under said Trust Indenture Act, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as director or officer, or both, of the Company, as indicated below opposite his or her signature, to the registration statements, or any amendments, post-effective amendments, supplements or papers supplemental thereto, to be filed in respect of said debt securities, guarantees, certificates of interest, common shares, preferred shares or interests therein, other securities, or warrants or rights, and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has subscribed his or her name, this 8th day of August, 1996.

        NAME                                    TITLE


/S/ Arthur C. Martinez
ARTHUR C. MARTINEZ                      Director, Chairman of
                                        the Board of Directors,
                                        President and Chief Executive
                                        Officer (Principal Executive
                                        Officer)
/S/ Alan J. Lacy
ALAN J. LACY                            Executive Vice President and
                                        Chief Financial Officer
                                        (Principal Financial Officer)

/S/ James A. Blanda
JAMES A. BLANDA                         Vice President and Controller
                                        (Principal Accounting
                                        Officer)


/S/ Hall Adams, Jr.
HALL ADAMS, JR.                         Director



/S/ Warren L. Batts
WARREN L. BATTS                         Director



/S/ James W. Cozad
JAMES W. COZAD                          Director



/S/Michael A. Miles
MICHAEL A. MILES                        Director



/S/ Nancy C. Reynolds
NANCY C. REYNOLDS                       Director



/S/ Clarence B. Rogers, Jr.
CLARENCE B. ROGERS, JR.                 Director



/S/ Donald H. Rumsfeld
DONALD H. RUMSFELD                      Director



/S/ Dorothy A. Terrell
DOROTHY A. TERRELL                      Director